UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2010

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York		10580
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 2, 2010, Jarden Corporation (the “Company”) (and the subsidiary guarantors party thereto) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (“Barclays”), for itself and acting as representative of the several underwriters identified therein (collectively, the “Underwriters”), providing for the offer and sale (the “Offering”) by the Company of $300,000,000 million aggregate principal amount of 6 1/8% Senior Notes due 2022 (the “Notes”).

The Notes are being issued and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-158801) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) on April 27, 2009. The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1, and is incorporated herein by reference as though fully set forth herein and into the Registration Statement. The foregoing summary description of the Underwriting Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Underwriting Agreement.

Certain of the Underwriters or their respective affiliates from time to time have provided, are providing and may provide in the future investment banking, securities trading, hedging, brokerage services, commercial lending and financial advisory services to the Company, certain of its executive officers and its affiliates in the ordinary course of business. Affiliates of certain of the Underwriters are agents and/or lenders under our senior secured credit facility, including Barclays Bank PLC (“Barclays Bank”), as administrative agent, Deutsche Bank AG New York Branch (“DBNY”), as syndication agent, and JPMorgan Chase Bank, N.A. (“JPMorgan”), SunTrust Bank, (“SunTrust”) and Sovereign Bank (“Sovereign”), as co-documentation agents. These affiliates may receive a portion of the proceeds from the Offering in the event the Company uses some of the proceeds to repay amounts outstanding under its Credit Agreement (as defined below). Barclays Bank, an affiliate of Barclays, may receive fees in its capacity as administrative agent under the Company’s Credit Agreement from time to time. In addition, SunTrust Robinson Humphrey, Inc. is the administrator under the Company’s amended and restated receivables securitization facility and may receive a portion of the proceeds from the Offering. Barclays acted as sole underwriter in a sale of 12 million shares of common stock sold by the Company that closed on April 27, 2009. Deutsche Bank Securities Inc. advised the Company in connection with the Mapa Spontex acquisition. Certain of the Underwriters have also acted as joint book-running managers and co-managers in connection with our prior notes offerings.

Credit Agreement Amendment

On November 5, 2010, the Company entered into Amendment No. 15 (the “Credit Agreement Amendment”) to its Credit Agreement (as defined below) amending certain provisions of the Credit Agreement, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, the lenders and letter of credit issuers party thereto from time to time, Barclays Bank, as administrative agent for the lenders and letter of credit issuers, DBNY, as syndication agent for the lenders and letter of credit issuers and JPMorgan, PNC Bank, N.A., Sovereign, SunTrust, and Wells Fargo Bank, N.A., as co-documentation agents for the lenders and letter of credit issuers.

The terms of the Credit Agreement Amendment alleviated the requirement that the Company pay the net proceeds of one or more permitted senior notes issuances up to an aggregate amount of $750 million (including the proceeds received in the Offering) received by the Company after the date of the Credit Agreement Amendment (including proceeds from the Offering) to the term loan lenders under the Credit Agreement. The Credit Agreement Amendment will (i) allow this exception to a required pay down on the condition that the Company use the proceeds of such issuance for acquisitions permitted under the Credit Agreement prior to the second anniversary of each such issuance or for optional prepayment of term loans under the Credit Agreement, and (ii) require us to use any amounts not used for such acquisitions or such prepayments during such two year period to repay the term loans under the Credit Agreement.

In connection with the execution of the Credit Agreement Amendment, each existing guarantor under the Credit Agreement consented to the terms of the Credit Agreement Amendment and agreed that the terms of the Credit Agreement Amendment shall not affect in any way its obligations and liabilities under any loan document by executing that certain Consent, Agreement and Affirmation of Guaranty (the “Consent, Agreement and Affirmation of Guaranty”).

A copy of the Credit Agreement Amendment and Consent, Agreement and Affirmation of Guaranty are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though they were fully set forth herein. The foregoing summary description of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Credit Agreement Amendment and the Consent, Agreement and Affirmation of Guaranty, copies of which are attached hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which discussion is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 2, 2010, among Jarden Corporation, the subsidiary guarantors named therein and the Underwriters party thereto.

10.1	Amendment No. 15 to Credit Agreement dated as of November 5, 2010, among Jarden Corporation, Barclays Bank PLC, as administrative agent, and each incremental lender or other party identified on the signature pages thereto.

10.2	Consent, Agreement and Affirmation of Guaranty.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2010

JARDEN CORPORATION

By:	/s/ John E. Capps
Name: John E. Capps Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 2, 2010, among Jarden Corporation, the subsidiary guarantors named therein and the Underwriters party thereto.

10.1	Amendment No. 15 to Credit Agreement dated as of November 5, 2010, among Jarden Corporation, Barclays Bank PLC, as administrative agent, and each incremental lender or other party identified on the signature pages thereto.

10.2	Consent, Agreement and Affirmation of Guaranty.